Fund and Prudential Investments LLC Proxy Voting Policies and
Recordkeeping Procedures

The Board of Directors/Trustees of the Prudential Mutual Funds (the "Funds") has delegated to the Fund's investment manager, Prudential Investments LLC ("PI" or the "Manager") the responsibility for voting any proxies and maintaining proxy recordkeeping with respect to the Funds. The Funds authorize the Manager to delegate, in whole or in part, its proxy voting authority to its investment advisers (Subadvisers) or third party vendors, consistent with the policies set forth below. The proxy voting process shall remain subject to the supervision of the Board of each Fund, including any Committee thereof established for that purpose.

The Manager and the Board of Directors of each Fund view the proxy voting process as a component of the investment process and, as such, seek to ensure that all proxy proposals are voted with the primary goal of seeking the optimal benefit for the Funds. Consistent with this goal, the Board of Directors of each Fund views the proxy voting process as a means to encourage strong corporate governance practices and ethical conduct by corporate management. The Manager and the Board of Directors of each Fund maintain a policy of seeking to protect the best interests of a Fund should a proxy issue potentially implicate a conflict of interest between the Fund and the Manager or its affiliates.

The Manager delegates to each Fund's investment advisers (Subadvisers) the responsibility for voting the Fund's proxies. The Subadvisers are expected to identify and seek to obtain the optimal benefit for the Funds they manage, and to adopt written Policies that meet certain minimum standards, including that the policies be reasonably designed to protect the best interests of the Fund and delineate procedures to be followed when a proxy vote presents a conflict between the interests of the Fund and the interests of the Subadviser or its affiliates. The Manager expects that the Subadvisers will notify the Manager at least annually of any such conflicts identified and confirm how the issue was resolved. In addition, the Manager expects that the Subadvisers will deliver to the Manager, or its appointed vendor, information required for filing the Form N-PX with the Securities and Exchange Commission.

A copy of the proxy voting policies of the Fund's Subadviser follows:

Proxy voting policies of the Fund's Subadviser

In recent years, the subject of proxy voting by investment managers and mutual funds has received attention in the press and by the Securities and Exchange Commission. We would like to take this opportunity to provide our clients with a summary of our proxy voting policy and procedures, which is enclosed. This information is being provided to you in accordance with a new SEC requirement under the Investment Advisers Act of 1940.

It is our policy to vote proxies on client securities in the best interest of our clients and consistently with portfolio investment guidelines. In the case of pooled accounts, it is our policy to vote proxies on securities in such account in the best interest of the pooled account. In the event of any actual or apparent material conflict between our clients' interest and our own, our policy is to act solely in our clients' interest. To this end, a proxy voting committee, described in the enclosed summary, has established procedures to address proxy voting situations that could involve potential material conflicts.

You may obtain copies of our policy and procedure, and information concerning the voting of proxies with respect to their securities, at any time upon request.

                  Summary of PIM Proxy Voting Policy

    The overarching goal of each of the asset management units within Prudential Investment Management, Inc. ("PIM") is to vote proxies in the best interests of their respective clients based on the clients' priorities. Client interests are placed ahead of any potential interest of PIM or its asset management units.

    Because the various asset management units within PIM manage distinct classes of assets with differing management styles, some units will consider each proxy on its individual merits while other units may adopt a pre-determined set of voting guidelines. The specific voting approach of each unit is noted below.

    A committee comprised of senior business representatives from each of the asset management units together with relevant regulatory personnel oversees the proxy voting process and monitors potential conflicts of interests. The committee is responsible for interpretation of the proxy voting policy and periodically assesses the policy's effectiveness. In addition, should the need arise, the committee is authorized to address any proxy matter involving an actual or apparent conflict of interest that cannot be resolved at the level of an individual asset management business unit.

    In all cases, clients may obtain the proxy voting policies and procedures of the various PIM asset management units, and information is available to each client concerning the voting of proxies with respect to the client's securities, simply by contacting the client service representative of the respective unit.


                  Voting Approach of PIM Asset Management Units

Prudential Public Fixed Income

    As this asset management unit invests primarily in public debt, there are few traditional proxies voted in this unit. Generally, when a proxy is received, this unit will vote with management on routine matters such as the appointment of accountants or the election of directors. With respect to non-routine matters such as proposed anti-takeover provisions or mergers the financial impact will be analyzed and the proxy will be voted on a case-by-case basis. Specifically, if a proxy involves:

o  a proposal regarding a merger, acquisition or reorganization,
o a proposal that is not addressed in the unit's detailed policy statement, or
o circumstances that suggest a vote not in accordance with the detailed policy,

the proxy will be referred to the applicable portfolio manager(s) for individual consideration.

Prudential Quantitative Management

    This asset management unit applies quantitative investment processes when providing investment advisory services to its clients. Generally, when a proxy is received, this unit will vote in accordance with a predetermined set of votes set forth in a policy established by
the unit's proxy voting committee.   For other issues, where a policy
is not in place or when circumstances suggest a vote not in accordance with the detailed policy, the proxies are voted on a case-by-case basis considering the financial impact of the proposal.

Prudential Real Estate Investors

    As this asset management unit invests primarily in real estate and real estate-related interests, there are few traditional proxies voted in this unit. Generally, when a proxy is received, this unit will vote with management on routine matters such as the appointment of accountants or the election of directors. With respect to non-routine matters such as proposed anti-takeover provisions or mergers the financial impact will be analyzed and the proxy will be voted on a case-by-case basis. Specifically, if a proxy involves:

o  a proposal regarding a merger, acquisition or reorganization,
o a proposal that is not addressed in the unit's detailed policy statement, or
o circumstances that suggest a vote not in accordance with the detailed policy,

the proxy will be referred to the relevant portfolio manager(s) for individual consideration.


Prudential Capital Group

    As this asset management unit invests almost exclusively in privately placed debt, there are few, if any, traditional proxies voted in this unit. As a result, this unit evaluates each proxy it receives and votes on a case-by-case basis. Considerations will include detailed knowledge of the issuer's financial condition, long- and short-term economic outlook for the issuer, its capital structure and debt-service obligations, the issuer's management team and capabilities, as well as other pertinent factors. In short, this unit attempts to vote all proxies in the best economic interest of its clients based on the clients' expressed priorities, if any.


    PRUDENTIAL INVESTMENT MANAGEMENT: Quantitative Management PRIVATE


                   Statement of Policy and Procedures
                      for Voting Proxies on Behalf
                    of Client Discretionary Accounts




    May 22, 2003

    PRUDENTIAL INVESTMENT MANAGEMENT: Quantitative Management PRIVATE


          Statement of Policy and Procedures for Voting Proxies on Behalf of Client Discretionary Accounts



                            Table of Contents


                                                          Page


Introduction                                               1

Proxy Policy                                               2

Proxy Voting Procedures                                    3



Appendix: Description of Proxy Voting Details

                   Statement of Policy for Voting Proxies
                 on Behalf of Client Discretionary Accounts


                                Introduction


This statement sets forth Quantitative Management's (QM) policy for the voting of proxies on securities held in client portfolios for which QM provides discretionary investment management services. This policy will be updated and redistributed as needed to address changes in proxy voting issues.

QM attempts to actively monitor developments in the proxy voting arena. This statement is based on a historical analysis of proxy issues and a continuing review of new proposals and legislative changes.

                                Proxy  Policy


For U.S. proxies, QM generally will vote with Management on Routine matters For other issues, where a policy is not in place they are voted on a Case by Case basis (for example--Approving the Sale of Assets)


For foreign securities, QM generally will vote with management on foreign proxy issues.


A more detailed discussion of QM's proxy voting procedure is available in Appendix I.

                        Proxy Voting Procedures

For U.S. securities

Proxy solicitations are initially sent by the issuer of the securities to the trustee or custodian bank or to their designated proxy facilitator. QM's third party proxy voting facilitator is Investor Responsibility Research Center.

The proxy is reviewed and voted in accordance with the policy described in the Appendix. In situations where we do not have a policy in place, QM reviews the proxy and the issue is voted on a Case by Case basis.

On occasion, QM may be in contact with other major shareholders who have an interest in the outcome of a vote. On occasion, QM may discuss our votes with company management.

QM receives reports on all proxies received and votes entered. Clients may request to see the records for their portfolios at any time.

For Foreign Securities

Proxies for foreign securities are voted by the Custodian Bank on a Best Efforts basis. In those countries that sequester (block) shares prior to a meeting, we will refrain from voting.

Proxy Voting Committee
A Proxy Voting Committee has been established to set broad policy in this area, to respond to changes in corporate governance, to review the overall exercise of QM proxy voting authority, and to assist in the determination of QM's vote on specific issues. The committee will meet as needed and a quorum shall be 3 members. Positions will be accepted by a majority vote of members or their designees.

As of May 22,2003 the members of the internal committee include the Following senior managers involved in equity management: James Scott, Chairperson; Margaret Stumpp, Deputy Chairperson; Wai Chiang, John Leib, Ted Lockwood and John Moschberger.


Re-Approved as of May 22, 2003

                   _____________________________
                   James Scott
                   Quantitative Management

              PROXY VOTING GUIDELINES FOR U.S. COMPANIES--2003
                           Prudential Investments

o Default: Abstain on All Social Issue Shareholder Proposals including Misc. (3900 series)
o  Bundled: Vote AGAINST when an AGAINST vote is triggered.
o  Global: Vote with management. Do not vote in shareblocked markets.

Elect Directors (1000)
1000-1   Always vote FOR uncontested director nominees.                                X

1000-2 WITHHOLD votes from director nominees IF XX% or more directors are (1) employees or (2) have financial ties to the company.

1000-3 WITHHOLD votes from director nominees IF XX% or more of directors serving on the nominating committee are employees or have ties.

1000-4 WITHHOLD votes from director nominees IF employee directors serve on the board's nominating committee.

1000-5 WITHHOLD from any director nominee attending less than 75% of the board and committee meetings during the previous fiscal year.

1000-6 WITHHOLD votes from director nominees IF XX% or more directors serving on the compensation committee are employees.

1000-7 WITHHOLD votes from director nominees IF the board will consist of more than XX directors after the election.

1000-8 WITHHOLD votes from director nominees IF the board will consist of fewer than XX directors after the election.

1000-9 WITHHOLD votes from director nominees IF the company has adopted a classified board structure.

1000-10 WITHHOLD votes from director nominees IF the company does not have an independent chair or lead director.

1000-11 WITHHOLD votes from director nominees IF XX% or more employee directors serve on the board's audit committee.

1000-12 WITHHOLD votes from director nominees IF the board does not include at least one woman director.

1000-13 WITHHOLD votes from director nominees IF the board does not include at least one minority director.

1000-14 WITHHOLD votes from audit committee member nominees IF non-audit services exceed XX% of fees.

1000-15 WITHHOLD votes from any director nominee who is retired from active employment and who serves on boards at XX other major companies.

1000-16 WITHHOLD votes from any director nominee who is employed full-time and who serves on boards at XX other major companies.

Contested Election of Directors (1001)                          CASE-BY-CASE
1001-1   Always vote FOR all management nominees.

1001-2  Always vote AGAINST all management nominees.

Ratify Selection of Auditors (1010)
1010-1 Always vote FOR a management proposal to ratify the board's selection of auditors.

1010-2  Vote AGAINST IF the previous auditor was dismissed because of a
        disagreement with the company.                                                 X

1010-3  Vote AGAINST IF the non-audit services exceed XX% of fees.

1010-4  Vote AGAINST IF the auditors have served more than 15 consecutive years.       X

Approve Name Change (1020)
1020-1  Always vote FOR a management proposal to change the company name.              X

1020-2  Always vote AGAINST a management proposal to change the company name.

Approve Other Business (1030)                            ABSTAIN
1030-1  Always vote FOR a management proposal to approve other business.

1030-2  Always vote AGAINST a management proposal to approve other business.

Adjourn Meeting (1035)
1035-1  Always vote FOR a management proposal to adjourn the meeting.

1035-2  Always vote AGAINST a management proposal to adjourn the meeting.              X

Approve Technical Amendments (1040)
1040-1  Always vote FOR a management proposal to make technical amendments to
        the charter and/or bylaws.                                                     X

1040-2 Always vote AGAINST a management proposal to make technical amendments to the charter and/or bylaws.

Approve Financial Statements (1050)
1050-1  Always vote FOR a management proposal to approve financial statements.         X

1050-2 Always vote AGAINST a management proposal to approve financial statements.

Increase Authorized Common Stock (1100)
1100-1 Always vote FOR a management proposal to increase authorized common stock.

1100-2 Always vote AGAINST a management proposal to increase authorized common stock.

1100-3 Vote AGAINST IF the increase is NOT intended to effect a merger, stock split, or recapitalization.

1100-4  Vote AGAINST IF the dilution represents more than 200% of current
        authorized shares.                                                             X

Decrease Authorized Common Stock (1101)
1101-1  Always vote FOR a management proposal to decrease authorized common stock.     X

1101-2 Always vote AGAINST a management proposal to decrease authorized common stock.

Amend Authorized Common Stock (1102)
1102-1  Always vote FOR a management proposal to amend authorized common stock.        X

1102-2 Always vote AGAINST a management proposal to amend authorized common stock.

Approve Common Stock Issuance (1103)
1103-1 Always vote FOR a management proposal to approve the issuance of authorized common stock.

1103-2 Always vote AGAINST a management proposal to approve the issuance of authorized common stock.

1103-3  Vote AGAINST IF the dilution represents more than 200% of current
        outstanding voting power.                                                      X

1103-4 Vote AGAINST IF the stock would be issued at a discount to the fair market value.

1103-5  Vote AGAINST IF the issued common stock has superior voting rights.

Approve Issuance or Exercise of Stock Warrants (1104)
1104-1  Always vote FOR a management proposal to approve the issuance or
        exercise of stock warrants.                                                    X

1104-2 Always vote AGAINST a management proposal to approve the issuance or exercise of stock warrants.

1104-3 Vote AGAINST IF the warrants, when exercised, would exceed XX% of the outstanding voting power.

Authorize Preferred Stock (1110)
1110-1  Always vote FOR a management proposal to authorize preferred stock.

1110-2  Always vote AGAINST a management proposal to authorize preferred stock.

1110-3  Vote AGAINST IF the board has unlimited rights to set the terms and
conditions of the shares.                                                              X

Increase Authorized Preferred Stock (1111)
1111-1  Always vote FOR a management proposal to increase authorized preferred stock.

1111-2 Always vote AGAINST a management proposal to increase authorized preferred stock.

1111-3  Vote AGAINST IF the proposed increase creates potential dilution of
        more than 400%.                                                                X
1111-4  Vote AGAINST IF the board has unlimited rights to set the terms and
        conditions of the shares.                                                      X

Decrease Authorized Preferred Stock (1112)
1112-1  Always vote FOR a management proposal to decrease authorized preferred stock.  X

1112-2 Always vote AGAINST a management proposal to decrease authorized preferred stock.

Cancel Series of Preferred Stock (1113)
1113-1  Always vote FOR a management proposal to cancel a class or series of
        preferred stock.                                                               X

1113-2 Always vote AGAINST a management proposal to cancel a class or series of preferred stock.

Amend Authorized Preferred Stock (1114)
1114-1  Always vote FOR a management proposal to amend preferred stock.                X

1114-2  Always vote AGAINST a management proposal to amend preferred stock.

Approve Issuance or Conversion of Preferred Stock (1115)
1115-1  Always vote FOR a management proposal to issue or convert preferred stock.

1115-2 Always vote AGAINST a management proposal to issue or convert preferred stock.

1115-3  Vote AGAINST IF the dilution represents more than 400% of the total
        voting power.                                                                  X

1115-4 Vote AGAINST IF the shares have voting rights superior to those of other shareholders.

Eliminate Preemptive Rights (1120)
1120-1  Always vote FOR a management proposal to eliminate preemptive rights.

1120-2 Always vote AGAINST a management proposal to eliminate preemptive rights.

Restore Preemptive Rights (1121)
1121-1 Always vote FOR a management proposal to create or restore preemptive rights.

1121-2 Always vote AGAINST a management proposal to create or restore preemptive rights.

Authorize Dual Class Stock (1130)
1130-1 Always vote FOR a management proposal to authorize dual or multiple classes of common stock.

1130-2 Always vote AGAINST a management proposal to authorize dual or multiple classes of common stock.

1130-3  Vote AGAINST IF the shares have inferior or superior voting rights.            X

Eliminate Dual Class Stock (1131)
1131-1  Always vote FOR a management proposal to eliminate authorized dual or
        multiple classes of common stock.                                              X

1131-2 Always vote AGAINST a management proposal to eliminate authorized dual or multiple classes of common stock.

Amend Dual Class Stock (1132)
1132-1  Always vote FOR a management proposal to amend authorized dual or
        multiple classes of common stock.                                              X

1132-2 Always vote AGAINST a management proposal to amend authorized dual or multiple classes of common stock.

Increase Authorized Dual Class Stock (1133)
1133-1 Always vote FOR a management proposal to increase authorized shares of one or more classes of dual or multiple class common stock.

1133-2 Always vote AGAINST a management proposal to increase authorized shares of one or more classes of dual or multiple class common stock.

1133-3  Vote AGAINST IF it will allow the company to issue additional shares
        with superior voting rights.                                                   X

1133-4  Vote AGAINST IF the dilution is more than 400% of the outstanding
        voting power.                                                                  X

1133-5  Vote AGAINST IF the dilution is more than 400% of the class of stock.          X

Approve Share Repurchase (1140)
1140-1  Always vote FOR a management proposal to approve a stock repurchase
        program.                                                                       X

1140-2 Always vote AGAINST a management proposal to approve a stock repurchase program.

Approve Stock Split (1150)
1150-1  Always vote FOR a management proposal to approve a stock split.                 X

1150-2  Always vote AGAINST a management proposal to approve a stock split.

Approve Reverse Stock Split (1151)
1151-1  Always vote FOR a management proposal to approve reverse a stock split.        X

1151-2 Always vote AGAINST a management proposal to approve reverse a stock split.

Approve Merger/Acquisition (1200)
1200-1 Always vote FOR a management proposal to merge with or acquire another company.

1200-2 Always vote AGAINST a management proposal to merge with or acquire another company.

1200-3 Vote AGAINST IF the combined entity would be controlled by a person or group.

1200-4  Vote AGAINST IF the change-in-control provision would be triggered.

1200-5 Vote AGAINST IF the current shareholders would be minority owners of the combined company.

1200-6 Vote AGAINST IF the combined entity would reincorporate or change its governance structure.

1200-7  Vote AGAINST IF the company's board did not obtain a fairness opinion
        from an investment bank.                                                       X

1200-8 Vote AGAINST IF the proposal would move the target company's location outside of the U.S.

Approve Recapitalization (1209)
1209-1  Always vote FOR a management proposal to approve recapitalization.             X

1209-2  Always vote AGAINST a management proposal to approve recapitalization.

Approve Restructuring (1210)
1210-1  Always vote FOR a management proposal to restructure the company.              X

1210-2  Always vote AGAINST a management proposal to restructure the company.

Approve Bankruptcy Restructuring (1211)
1211-1  Always vote FOR a management proposal on bankruptcy restructurings.            X

1211-2  Always vote AGAINST a management proposal on bankruptcy restructurings.

Approve Liquidation (1212)
1212-1  Always vote FOR a management proposal to approve liquidation.                  X

1212-2  Always vote AGAINST a management proposal to approve liquidation.

Approve Reincorporation (1220)
1220-1 Always vote FOR a management proposal to reincorporate in a different state.

1220-2 Always vote AGAINST a management proposal to reincorporate in a different state.

1220-3  Vote AGAINST IF the proposal would reduce shareholder rights.

1220-4 Vote AGAINST IF the proposal would move the target company's location outside of the U.S.

Approve Leveraged Buyout (1230)
1230-1  Always vote FOR a management proposal to approve a leveraged buyout of
        the company.                                                                   X

1230-2 Always vote AGAINST a management proposal to approve a leveraged buyout of the company.

1230-3 Vote AGAINST IF the company's board did not obtain a fairness opinion from an investment bank.

Approve Spin-Off (1240)
1240-1  Always vote FOR a management proposal to spin off certain company
        operations or divisions.                                                       X

1240-2 Always vote AGAINST a management proposal to spin off certain company operations or divisions.

Approve Sale of Assets (1250)                         CASE-BY-CASE
1250-1  Always vote FOR a management proposal to approve the sale of assets.

1250-2 Always vote AGAINST a management proposal to approve the sale of assets.

Eliminate Cumulative Voting (1300)
1300-1  Always vote FOR a management proposal to eliminate cumulative voting.

1300-2  Always vote AGAINST a management proposal to eliminate cumulative
        voting.                                                                        X

Adopt Cumulative Voting (1301)
1301-1  Always vote FOR a management proposal to adopt cumulative voting.              X

1301-2  Always vote AGAINST a management proposal to adopt cumulative voting.

Adopt Director Liability Provision (1310)
1310-1  Always vote FOR a management proposal to limit the liability of
        directors.                                                                     X

1310-2 Always vote AGAINST a management proposal to limit the liability of directors.

Amend Director Liability Provision (1311)
1311-1  Always vote FOR a management proposal to amend director liability
        provisions.                                                                    X

1311-2 Always vote AGAINST a management proposal to amend director liability provisions.

Adopt Indemnification Provision (1320)
1320-1  Always vote FOR a management proposal to indemnify directors and
        officers.                                                                      X

1320-2 Always vote AGAINST a management proposal to indemnify directors and officers.

Amend Indemnification Provision (1321)
1321-1  Always vote FOR a management proposal to amend provisions concerning
        the indemnification of directors and officers.                                 X

1321-2 Always vote AGAINST a management proposal to amend provisions concerning the indemnification of directors and officers.

Approve Board Size (1332)
1332-1  Always vote FOR a management proposal to set the board size.

1332-2  Always vote AGAINST a management proposal to set the board size.

1332-3 Vote AGAINST IF the proposal reduces the board size and the company has cumulative voting.

1332-4 Vote AGAINST IF the proposed maximum board size is greater than XX directors.

1332-5  Vote AGAINST IF the proposed minimum board size is less than 4
        directors.                                                                     X

1332-6  Vote AGAINST IF the board will consist of more than XX directors.

1332-7  Vote AGAINST IF the board will consist of fewer than XX directors.

No Shareholder Approval to Fill Vacancy (1340)
1340-1 Always vote FOR a management proposal to allow the directors to fill vacancies on the board without shareholder approval.

1340-2  Always vote AGAINST a management proposal to allow the directors to
        fill vacancies on the board without shareholder approval.                      X

Give Board Authority to Set Board Size (1341)
1341-1 Always vote FOR a management proposal to give the board the authority to set the size of the board as needed without shareholder approval.

1341-2  Always vote AGAINST a management proposal to give the board the authority to set the size of the board as needed without shareholder approval. X

Removal of Directors (1342)
1342-1 Always vote FOR a management proposal regarding the removal of directors.

1342-2 Always vote AGAINST a management proposal regarding the removal of directors.

1342-3  Vote AGAINST IF the proposal limits the removal of directors to cases
        where there is legal cause.                                                    X

1342-4 Vote AGAINST IF the proposal would allow for the removal of directors without cause.

Approve Non-Technical Charter Amendments (1350)
1350-1 Always vote FOR a management proposal to approve non-technical amendments to the company's certificate of incorporation.

1350-2 Always vote AGAINST a management proposal to approve non-technical amendments to the company's certificate of incorporation.

1350-3  Vote AGAINST IF an amendment would have the effect of reducing
        shareholders' rights.                                                          X

Approve Non-Technical Bylaw Amendments (1351)
1351-1 Always vote FOR a management proposal to approve non-technical amendments to the company's bylaws.

1351-2 Always vote AGAINST a management proposal to approve non-technical amendments to the company's bylaws.

1351-3  Vote AGAINST IF an amendment would have the effect of reducing
        shareholders' rights.                                                          X

Approve Classified Board (1400)
1400-1  Always vote FOR a management proposal to adopt a classified board.

1400-2  Always vote AGAINST a management proposal to adopt a classified board.         X

1400-3  Vote AGAINST IF the company has cumulative voting.

1400-4  Vote AGAINST IF the company has adopted a shareholder rights plan
        (poison pill).

Amend Classified Board (1401)
1401-1  Always vote FOR a management proposal to amend a classified board.

1401-2  Always vote AGAINST a management proposal to amend a classified board.

Repeal Classified Board (1402)
1402-1  Always vote FOR a management proposal to repeal a classified board.            X

1402-2  Always vote AGAINST a management proposal to repeal a classified board.

Adopt Poison Pill (1410)
1410-1 Always vote FOR a management proposal to ratify or adopt a shareholder rights plan (poison pill).

1410-2  Always vote AGAINST a management proposal to ratify or adopt a
        shareholder rights plan (poison pill).                                         X

1410-3  Vote AGAINST IF the poison pill contains a "dead-hand" provision.

1410-4  Vote AGAINST IF the company has a classified board.

1410-5  Vote AGAINST IF the poison pill does not have a "sunset" provision.

1410-6  Vote AGAINST IF the poison pill does not have a TIDE provision.

1410-7  Vote AGAINST IF the poison pill trigger is less than XX%.

Redeem Poison Pill (1411)
1411-1  Always vote FOR a management proposal to redeem a shareholder rights
        plan (poison pill).                                                            X

1411-2 Always vote AGAINST a management proposal to redeem a shareholder rights plan (poison pill).

Eliminate Special Meeting (1420)
1420-1 Always vote FOR a management proposal to eliminate shareholders' right to call a special meeting.

1420-2  Always vote AGAINST a management proposal to eliminate shareholders'
        right to call a special meeting.                                               X

Limit Special Meeting (1421)
1421-1 Always vote FOR a management proposal to limit shareholders' right to call a special meeting.

1421-2  Always vote AGAINST a management proposal to limit shareholders' right
        to call a special meeting.                                                     X

1421-3 Vote AGAINST IF the limitation requires more than XX% of the outstanding shares to call a special meeting.

Restore Special Meeting (1422)
1422-1  Always vote FOR a management proposal to restore shareholders' right to
        call a special meeting.                                                        X

1422-2 Always vote AGAINST a management proposal to restore shareholders' right to call a special meeting.

Eliminate Written Consent (1430)
1430-1 Always vote FOR a management proposal to eliminate shareholders' right to act by written consent.

1430-2  Always vote AGAINST a management proposal to eliminate shareholders'
        right to act by written consent.                                               X

Limit Written Consent (1431)
1431-1 Always vote FOR a management proposal to limit shareholders' right to act by written consent.

1431-2 Always vote AGAINST a management proposal to limit shareholders' right to act by written consent.

1431-3  Vote AGAINST IF the limitation requires written consent of more than
        50% of the outstanding shares.                                                 X

Restore Written Consent (1432)
1432-1  Always vote FOR a management proposal to restore shareholders' right to
        act by written consent.                                                        X

1432-2 Always vote AGAINST a management proposal to restore shareholders' right to act by written consent.

Adopt Supermajority Requirement (1440)
1440-1 Always vote FOR a management proposal to establish a supermajority vote provision to approve merger or other business combination.

1440-2 Always vote AGAINST a management proposal to establish a supermajority vote provision to approve merger or other business combination.

1440-3  Vote AGAINST IF the required vote is more than 66% of the outstanding shares.  X

Amend Supermajority Requirement (1443)
1443-1 Always vote FOR a management proposal to amend a supermajority vote provision to approve merger or other business combination.

1443-2 Vote AGAINST IF the amendment would increase the vote required to approve the transaction.

1443-3  Vote AGAINST IF the amendment increases the vote requirement above 66%
        of the outstanding shares.                                                     X

Eliminate Supermajority Requirement (1444)
1444-1  Always vote FOR a management proposal to eliminate a supermajority vote
        provision to approve merger or other business combination.                     X

1444-2 Always vote AGAINST a management proposal to eliminate a supermajority vote provision to approve merger or other business combination.

Adopt Supermajority Lock-In (1445)
1445-1 Always vote FOR a management proposal to adopt supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions.

1445-2 Always vote AGAINST a management proposal to adopt supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions.

1445-3  Vote AGAINST IF the vote requirement is more than 66% of the
        outstanding shares.                                                            X

1445-4  Vote AGAINST IF the proposal would result in establishing a complete
        Lock-In on all of the charter and bylaw provisions.

Amend Supermajority Lock-In (1446)
1446-1 Always vote FOR a management proposal to amend supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions.

1446-2 Always vote AGAINST a management proposal to amend supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions.

1446-3  Vote AGAINST IF the changes would increase the vote requirement above
        66% of the outstanding shares.                                                 X

1446-4 Vote AGAINST IF the changes would result in a complete Lock-In on all of the charter and bylaw provisions.

Eliminate Supermajority Lock-In (1447)
1447-1  Always vote FOR a management proposal to eliminate supermajority vote
        requirements (lock-ins) to change certain bylaw or charter provisions.         X

1447-2 Always vote AGAINST a management proposal to eliminate supermajority vote requirements (lock-ins) to change certain bylaw or charter provisions.

Consider Non-financial Effects of Merger (1450)
1450-1 Always vote FOR a management proposal to expand or clarify the authority of the board of directors to consider factors other than the interests of shareholders in assessing a takeover bid.

1450-2  Always vote AGAINST a management proposal to expand or clarify the authority of the board of directors to consider factors other than the
        interests of shareholders in assessing a takeover bid.                         X

Adopt Fair Price Provision (1460)
1460-1  Always vote FOR a management proposal that establishes a fair price
        provision.                                                                     X

1460-2 Always vote AGAINST a management proposal that establishes a fair price provision.

Amend Fair Price Provision (1461)
1461-1  Always vote FOR a management proposal to amend a fair price provision.        X

1461-2 Always vote AGAINST a management proposal to amend a fair price provision.

Repeal Fair Price Provision (1462)
1462-1  Always vote FOR a management proposal to repeal a fair price provision.

1462-2  Always vote AGAINST a management proposal to repeal a fair price
        provision.                                                                     X

Adopt Anti-Greenmail Provision (1470)
1470-1  Always vote FOR a management proposal to limit the payment of greenmail.       X

1470-2 Always vote AGAINST a management proposal to limit the payment of greenmail.

Adopt Advance Notice Requirement (1480)
1480-1 Always vote FOR a management proposal to adopt advance notice requirements.

1480-2  Always vote AGAINST a management proposal to adopt advance notice
        requirements.                                                                  X

1480-3 Vote AGAINST IF the provision requires advance notice for director nominations.

1480-4  Vote AGAINST IF the provision requires advance notice of more than XX days.

Opt Out of State Takeover Law (1490)
1490-1 Always vote FOR a management proposal seeking to opt out of a state takeover statutory provision.

1490-2 Always vote AGAINST a management proposal seeking to opt out of a state takeover statutory provision.

Opt Into State Takeover Law (1491)
1491-1 Always vote FOR a management proposal seeking to opt into a state takeover statutory provision.

1491-2 Always vote AGAINST a management proposal seeking to opt into a state takeover statutory provision.

Adopt Stock Option Plan (1500)
1500-1 Always vote FOR a management proposal to adopt a stock option plan for employees.

1500-2 Always vote AGAINST a management proposal to adopt a stock option plan for employees.

1500-3  Vote AGAINST IF the plan dilution is more than 10% of outstanding
        common stock.                                                                  X

1500-4  Vote AGAINST IF the minimum equity overhang of all plans is more than
        20% of outstanding common stock.                                               X

1500-5  Vote AGAINST IF the non-employee directors are eligible to receive
        awards under the plan.                                                         X

1500-6  Vote AGAINST IF the plan permits pyramiding.

1500-7  Vote AGAINST IF the plan allows for the repricing or replacement of
        underwater options.                                                            X

1500-8  Vote AGAINST IF the plan allows for non-qualified options to be priced
        at less than 90% of the fair market value on the grant date.                   X

1500-9  Vote AGAINST IF the plan has a share replenishment feature (evergreen plan)--that is, it adds a specified number or percentage of
        outstanding shares for awards each year.                                       X

1500-10 Vote AGAINST IF the plan allows for multiple awards and does not set a limit on non-option awards.

1500-11 Vote AGAINST IF the plan permits time-lapsing restricted stock awards.

1500-12 Vote AGAINST IF the company's equity overhang exceeds the 75th percentile of its peer group.

1500-13 Vote AGAINST IF the plan contains change-in-control provisions.

1500-14 Vote AGAINST IF the plan administrator may provide loans to exercise awards.

1500-15 Vote AGAINST IF the plan administrator may accelerate the vesting of outstanding awards.

1500-16 Vote AGAINST IF the plan administrator may grant reloaded stock options.

1500-17 Vote AGAINST IF the company allowed the repricing or replacement of underwater options in past fiscal year.

1500-18 Vote AGAINST IF the options granted to the top 5 executives exceed XX% of options granted in the past fiscal year.

1500-19 Vote AGAINST IF the 3-year run rate exceeds the 75th percentile of its peer group.

1500-20 Vote AGAINST IF the company does not expense stock options.

Amend Stock Option Plan (1501)
1501-1 Always vote FOR a management proposal to amend a stock option plan for employees.

1501-2 Always vote AGAINST a management proposal to amend a stock option plan for employees.

1501-3  Vote AGAINST IF the plan would allow options to be priced at less than
        90% fair market value on the grant date.                                       X

1501-4  Vote AGAINST IF the amendment allows for the repricing or replacement
        of underwater options.                                                         X

1501-5  Vote AGAINST IF the amendment extends post-retirement exercise period.

1501-6 Vote AGAINST IF the amendment enhances existing change-in-control features or adds such provisions.

1501-7 Vote AGAINST IF the amendment adds time-lapsing restricted stock awards to those granted.

1501-8 Vote AGAINST IF the amendment increases the per employee limit for awards.

1501-9 Vote AGAINST IF the amendment allows for multiple awards and does not set a limit on non-option awards.

Add Shares to Stock Option Plan (1502)
1502-1 Always vote FOR a management proposal to add shares to a stock option plan for employees.

1502-2 Always vote AGAINST a management proposal to add shares to a stock option plan for employees.

1502-3  Vote AGAINST IF the plan dilution is more than 10% of outstanding
        common stock.                                                                  X

1502-4  Vote AGAINST IF the minimum equity overhang of all plans is more than
        20% of total outstanding common stock.                                         X

1502-5  Vote AGAINST IF the non-employee directors are eligible to receive
        awards under the plan.                                                         X

1502-6  Vote AGAINST IF the plan permits pyramiding.

1502-7  Vote AGAINST IF the company allows for the repricing or replacement of
        underwater options.                                                            X

1502-8  Vote AGAINST IF the plan allows non-qualified options to be priced at
        less than 90% of fair market value on the grant date.                          X

1502-9  Vote AGAINST IF the plan has a share replenishment feature (evergreen plan)--that is, it adds a specified number or percentage of
        outstanding shares for awards each year.                                       X

1502-10 Vote AGAINST IF the plan allows for multiple awards and does not set a limit on non-option awards.

1502-11 Vote AGAINST IF the plan permits awards of time-lapsing restricted stock.

1502-12 Vote AGAINST IF the company's equity overhang exceeds the 75th percentile of its peer group.

1502-13 Vote AGAINST IF the plan contains change-in-control provisions.

1502-14 Vote AGAINST IF the plan administrator may provide loans to exercise awards.

1502-15 Vote AGAINST IF the plan administrator may accelerate the vesting of outstanding awards.

1502-16 Vote AGAINST IF the plan administrator may grant reloaded stock options.

1502-17 Vote AGAINST IF the company allowed the repricing or replacement of underwater options in past fiscal year.

1502-18 Vote AGAINST IF the options granted to the top 5 executives exceed XX% of options granted in the past fiscal year.

1502-19 Vote AGAINST IF the 3-year run rate exceeds the 75th percentile of its peer group.

1502-20 Vote AGAINST IF the company does not expense stock options.

Limit Annual Awards (1503)
1503-1  Always vote FOR a management proposal to limit per-employee annual
        option awards.                                                                 X

1503-2  Vote AGAINST IF the per-employee limit is more than XX shares per year.

1503-3 Vote AGAINST IF the aggregate per-employee limit is more than XX shares over the life of the plan.

Extend Term of Stock Option Plan (1505)
1505-1 Always vote FOR a management proposal to extend the term of a stock option plan for employees.

1505-2 Always vote AGAINST a management proposal to extend the term of a stock option plan for employees.

1505-3  Vote AGAINST IF the non-employee directors are eligible to receive
        awards under the plan.                                                         X

1505-4  Vote AGAINST IF the minimum equity overhang of all plans is more than
        20% of outstanding common stock.                                               X

1505-5  Vote AGAINST IF the plan permits pyramiding.

1505-6  Vote AGAINST IF the plan allows repricing or replacement of underwater
        options.                                                                       X

1505-7  Vote AGAINST IF the plan allows non-qualified options to be priced at
        less than 90% of the fair market value.                                        X

1505-8 Vote AGAINST IF the plan allows for multiple awards and does not set a limit on non-option awards.

1505-9  Vote AGAINST IF the plan permits time-lapsing restricted stock awards.

1505-10 Vote AGAINST IF the company's equity overhang exceeds the 75th percentile of its peer group.

1505-11 Vote AGAINST IF the plan contains change-in-control provisions.

1505-12 Vote AGAINST IF the plan administrator may provide loans to exercise awards.

1505-13 Vote AGAINST IF the plan administrator may accelerate the vesting of outstanding awards.

1505-14 Vote AGAINST IF the plan administrator may grant reloaded stock options.

1505-15 Vote AGAINST IF the company repriced or replaced underwater options in the past fiscal year.

1505-16 Vote AGAINST IF the options granted to the top 5 executives exceed XX % of the options granted in the past fiscal year.

1505-17 Vote AGAINST IF the 3-year run rate exceeds the 75th percentile of its peer group.

1505-18 Vote AGAINST IF the company does not expense stock options.

Adopt Director Stock Option Plan (1510)
1510-1 Always vote FOR a management proposal to adopt a stock option plan for non-employee directors.

1510-2  Always vote AGAINST a management proposal to adopt a stock option plan
        for non-employee directors.                                                    X

1510-3 Vote AGAINST IF the plan allows non-qualified options to be priced at less than XX% of the fair market value.

1510-4 Vote AGAINST IF the plan dilution is more than XX% of the outstanding common equity.

1510-5 Vote AGAINST IF the minimum potential dilution of all plans is more than XX% of the outstanding common equity.

1510-6  Vote AGAINST IF the plan authorizes 5 or more types of awards.

1510-7  Vote AGAINST IF the plan allows for non-formula discretionary awards.

1510-8 Vote AGAINST IF the plan includes an incentive to receive shares instead of cash.

1510-9 Vote AGAINST IF the company's equity overhang exceeds the 75th percentile of its peer group.

1510-10 Vote AGAINST IF the company does not expense stock options.

Amend Director Stock Option Plan (1511)
1511-1 Always vote FOR a management proposal to amend a stock option plan for non-employee directors.

1511-2 Always vote AGAINST a management proposal to amend a stock option plan for non-employee directors.

1511-3  Vote AGAINST IF the amendment increases the size of the option awards.         X

1511-4  Vote AGAINST IF the amendment would authorize 5 or more types of awards.       X

1511-5  Vote AGAINST IF the amendment would permit the granting of non-formula
        discretionary awards.                                                          X

1511-6  Vote AGAINST IF the amendment would provide an incentive to receive
        shares instead of cash.                                                        X

Add Shares to Director Stock Option Plan (1512)
1512-1 Always vote FOR a management proposal to add shares to a stock option plan for non-employee directors.

1512-2  Always vote AGAINST a management proposal to add shares to a stock
        option plan for non-employee directors.                                        X

1512-3 Vote AGAINST IF the plan allows non-qualified options to be priced at less than XX% of fair market value.

1512-4 Vote AGAINST IF the plan dilution is more than XX% of the outstanding common equity.

1512-5 Vote AGAINST IF the minimum potential dilution of all plans is more than XX% of the outstanding common equity.

1512-6  Vote AGAINST IF the plan authorizes 5 or more types of awards.

1512-7 Vote AGAINST IF the proposed plan allows for non-formula discretionary awards.

1512-8 Vote AGAINST IF the proposed plan includes an incentive to receive shares instead of cash.

1512-9 Vote AGAINST IF the company's equity overhang exceeds the 75th percentile of its peer group.

1512-10 Vote AGAINST IF the company does not expense stock options.

Adopt Employee Stock Purchase Plan (1520)
*Screen: Vote FOR IF greater than 85% of fair market value; Vote FOR IF fair market value is between 75-85% and proposal dilution is less than 10% and total dilution is less than 20%; Vote AGAINST IF trigger #2 is less than 75%

1520-1 Always vote FOR a management proposal to adopt an employee stock purchase plan.

1520-2  Vote AGAINST IF the plan allows employees to purchase stock at less than XX% the fair market value.
*
1520-3  Vote AGAINST IF the plan dilution is more than XX% of the outstanding common equity.

1520-4 Vote AGAINST IF the minimum potential dilution of all plans, including this proposal, is more than XX% of the outstanding common equity.

Amend Employee Stock Purchase Plan (1521)
1521-1 Always vote FOR a management proposal to amend an employee stock purchase plan.

1521-2  Vote AGAINST IF the plan allows employees to purchase stock at less
        than 75% of the fair market value.                                             X

Add Shares to Employee Stock Purchase Plan (1522)
1522-1 Always vote FOR a management proposal to add shares to an employee stock purchase plan.

1522-2  Vote AGAINST IF the plan allows employees to purchase stock at less
        than 75% of the fair market value.                                             X

1522-3  Vote AGAINST IF the plan dilution is more than 10% of the outstanding
        common equity.                                                                 X

1522-4  Vote AGAINST IF the minimum potential dilution of all plans, including
        this proposal, is more than 20% of the outstanding common equity.              X

Adopt Stock Award Plan (1530)
1530-1 Always vote FOR a management proposal to adopt a stock award plan for executives.

1530-2 Always vote AGAINST a management proposal to adopt a stock award plan for executives.

1530-3  Vote AGAINST IF the awards vest solely on tenure.

1530-4  Vote AGAINST IF the plan dilution is more than 10% of the outstanding
        common equity.                                                                 X

1530-5  Vote AGAINST IF the minimum potential dilution of all plans is more
        than 20% of the outstanding common equity.                                     X

1530-6 Vote AGAINST IF the equity overhang including this proposal exceeds the 75th percentile of the company's peer group.

Amend Stock Award Plan (1531)
1531-1 Always vote FOR a management proposal to amend a stock award plan for executives.

1531-2 Always vote AGAINST a management proposal to amend a stock award plan for executives.

1531-3  Vote AGAINST IF the amendment shortens the vesting requirement or
        lessens the performance requirements.                                          X

1531-4  Vote AGAINST IF the amendment increases the per-employee limit for awards.

Add Shares to Stock Award Plan (1532)
1532-1 Always vote FOR a management proposal to add shares to a stock award plan for executives.

1532-2 Always vote AGAINST a management proposal to add shares to a stock award plan for executives.

1532-3  Vote AGAINST IF the awards vest solely on tenure.

1532-4  Vote AGAINST IF the plan dilution is more than 10% of the outstanding
        common equity.                                                                 X

1532-5  Vote AGAINST IF the minimum potential dilution of all plans is more
        than 20% of the outstanding common equity.                                     X

1532-6 Vote AGAINST IF the equity overhang including this proposal exceeds the 75th percentile of the company's peer group.

Adopt Director Stock Award Plan (1540)
1540-1 Always vote FOR a management proposal to adopt a stock award plan for non-employee directors.

1540-2 Always vote AGAINST a management proposal to adopt a stock award plan for non-employee directors.

1540-3 Vote AGAINST IF the vesting is based solely on tenure or if the shares are unrestricted when granted.

1540-4  Vote AGAINST IF the plan dilution is more than 10% of the outstanding
        common equity.                                                                 X

1540-5  Vote AGAINST IF the minimum potential dilution for all plans is more
        than 20% of the outstanding common equity.                                     X

1540-6  Vote AGAINST IF the plan would permit the granting of non-formula
        discretionary awards.                                                          X

1540-7 Vote AGAINST IF the plan would provide an incentive to receive shares instead of cash.

Amend Director Stock Award Plan (1541)
1541-1 Always vote FOR a management proposal to amend a stock award plan for non-employee directors.

1541-2 Always vote AGAINST a management proposal to amend a stock award plan for non-employee directors.

1541-3  Vote AGAINST IF the amendment increases the award size.

1541-4  Vote AGAINST IF the amendment allows stock awards with no tenure or
        performance-based vesting.                                                     X

1541-5  Vote AGAINST IF the amendment would permit the granting of non-formula
        discretionary awards.                                                          X

1541-6 Vote AGAINST IF the proposed amendment would include an incentive to receive shares instead of cash.

Add Shares to Director Stock Award Plan (1542)
1542-1 Always vote FOR a management proposal to add shares to a stock award plan for non-employee directors.

1542-2 Always vote AGAINST a management proposal to add shares to a stock award plan for non-employee directors.

1542-3 Vote AGAINST IF the vesting is based on tenure or if the shares are unrestricted when granted.

1542-4  Vote AGAINST IF the plan dilution is more than 10% of the outstanding
        common equity.                                                                 X

1542-5  Vote AGAINST IF the minimum potential dilution of all plans is more
        than 20% of the outstanding common equity.                                     X

1542-6  Vote AGAINST IF the plan would permit the granting of non-formula
        discretionary awards.                                                          X

1542-7 Vote AGAINST IF the proposed plan includes an incentive to receive shares instead of cash.

Approve Annual Bonus Plan (1560)
1560-1  Always vote FOR a management proposal to approve an annual bonus plan.         X

1560-2  Always vote AGAINST a management proposal to approve an annual bonus plan.

1560-3  Vote AGAINST IF the maximum per-employee payout is not disclosed.

1560-4 Vote AGAINST IF the maximum per-employee bonus payable is more than XX% of the participant's base salary.

1560-5  Vote AGAINST IF the maximum per-employee bonus payable is more than $XX.

1560-6  Vote AGAINST IF the performance criteria is not disclosed.

Approve Savings Plan (1561)
1561-1  Always vote FOR a management proposal to adopt a savings plan.                 X

1561-2  Always vote AGAINST a management proposal to adopt a savings plan.

Approve Option/Stock Awards (1562)
1562-1  Always vote FOR a management proposal to grant a one-time option/stock award.

1562-2 Always vote AGAINST a management proposal to grant a one-time option/stock award.

1562-3  Vote AGAINST IF the option/stock award is priced less than 90% of the
        fair market value on the grant date.                                           X

1562-4  Vote AGAINST IF the option/stock award represents dilution of more than
        20% of outstanding common equity.                                              X

1562-5 Vote AGAINST IF the option/stock award is time-lapsing restricted shares.

1562-6  Vote AGAINST IF the option/stock award is unrestricted shares.

1562-7 Vote AGAINST IF the minimum equity overhang from all plans is more than XX% of the common equity.

1562-8 Vote AGAINST IF the company's overhang, including this proposal, exceeds the 75th percentile of its peer group.

Adopt Deferred Compensation Plan (1563)
1563-1  Always vote FOR a management proposal to adopt a deferred compensation plan.   X

1563-2 Vote AGAINST a management proposal to adopt a deferred compensation plan for non-employee directors.

1563-3 Vote AGAINST a management proposal to adopt a deferred compensation plan for executives.

1563-4 Vote AGAINST IF the dilution is more than XX% of the outstanding common equity.

Approve Long-Term Bonus Plan (1564)
1564-1  Always vote FOR a management proposal to approve a long-term bonus plan.       X

1564-2  Always vote AGAINST a management proposal to approve a long-term bonus plan.

1564-3  Vote AGAINST IF the maximum per-employee payout is not disclosed.

1564-4 Vote AGAINST IF the maximum per-employee bonus payable over the performance period is more than XX% of the participant's base salary.

1564-5 Vote AGAINST IF the maximum per-employee bonus payable over the performance period is more than $XX.

1564-6 Vote AGAINST IF the proposal creates dilution of more than XX% of the outstanding common equity.

1564-7  Vote AGAINST IF the performance criteria is not disclosed.

Approve Employment Agreements (1565)                     CASE-BY-CASE
1565-1  Always vote FOR a management proposal to approve an employment agreement or contract.

1565-2 Always vote AGAINST a management proposal to approve an employment agreement or contract.

Amend Deferred Compensation Plan (1566)
1566-1  Always vote FOR a management proposal to amend a deferred compensation plan.   X

1566-2 Always vote AGAINST a management proposal to amend a deferred compensation plan.

Exchange Underwater Options (1570)
*SCREEN:  FINAL VOTE BASED ON MARKET CONDITIONS DETERMINED BY PRU
1570-1  Always vote FOR a management proposal to exchange underwater options
        (options with a per-share exercise price that exceeds the underlying stock's current market price).

1570-2  Always vote AGAINST a management proposal to exchange underwater options (options with a per-share exercise price that exceeds the
        underlying stock's current market price).                                      *

1570-3 Vote AGAINST IF the 5 highest paid executives are eligible for the option exchange program.

Amend Annual Bonus Plan (1581)
1581-1  Always vote FOR a management proposal to amend an annual bonus plan.           X

1581-2  Always vote AGAINST a management proposal to amend an annual bonus plan.

1581-3 Vote AGAINST IF the amendment increases the maximum annual per-employee bonus.

Reapprove Option/Bonus Plan for OBRA (1582)
1582-1  Always vote FOR a management proposal to reapprove a stock option plan
        or bonus plan for purposes of OBRA.                                            X

1582-2 Always vote AGAINST a management proposal to reapprove a stock option plan or bonus plan for purposes of OBRA.

1582-3  Vote AGAINST IF the maximum per-employee payout is not disclosed.

1582-4  Vote AGAINST IF the performance criteria is not disclosed.

1582-5 Vote AGAINST IF the company repriced or replaced options in the past fiscal year.

Amend Long-Term Bonus Plan (1586)
1586-1  Always vote FOR a management proposal to amend a long-term bonus plan.         X

1586-2  Always vote AGAINST a management proposal to amend a long-term bonus plan.

1586-3  Vote AGAINST IF the plan increases the per-employee maximum bonus.

SHAREHOLDER PROPOSALS

SP-Shareholder Approval of Auditors (2000)
2000-1  Always vote FOR a shareholder proposal calling for stockholder
        ratification of auditors.                                                      X

2000-2 Always vote AGAINST a shareholder proposal calling for stockholder ratification of auditors.

SP-Auditors Must Attend Annual Meeting (2001)
2001-1 Always vote FOR a shareholder proposal calling for the auditors to attend the annual meeting.

2001-2  Always vote AGAINST a shareholder proposal calling for the auditors to
        attend the annual meeting.                                                     X

SP-Limit Consulting by Auditors (2002)
2002-1  Always vote FOR a shareholder proposal calling for limiting consulting
        by auditors.                                                                   X

2002-2 Always vote AGAINST a shareholder proposal calling for limiting consulting by auditors.

SP-Rotate Auditors (2003)
2003-1  Always vote FOR a shareholder proposal calling for the rotation of auditors.

2003-2 Always vote AGAINST a shareholder proposal calling for the rotation of auditors.

SP-Restore Preemptive Rights (2010)
2010-1  Always vote FOR a shareholder proposal to restore preemptive rights.           X

2010-2  Always vote AGAINST a shareholder proposal to restore preemptive rights.

SP-Study Sale or Spin-Off (2030)
2030-1  Always vote FOR a shareholder proposal asking the company to study
        sales, spin-offs or other strategic alternatives.                              X

2030-2 Always vote AGAINST a shareholder proposal asking the company to study sales, spin-offs or other strategic alternatives.

SP-Adopt Confidential Voting (2100)
2100-1  Always vote FOR a shareholder proposal asking the board to adopt
        confidential voting and independent tabulation of the proxy ballots.           X

2100-2 Always vote AGAINST a shareholder proposal asking the board to adopt confidential voting and independent tabulation of the proxy ballots.

SP-Counting Shareholder Votes (2101)
2101-1  Always vote FOR a shareholder proposal asking the company to refrain
        from counting abstentions and broker non-votes in vote tabulations.            X

2101-2 Always vote AGAINST a shareholder proposal asking the company to refrain from counting abstentions and broker non-votes in vote tabulations.

SP-No Discretionary Voting (2102)
2102-1  Always vote FOR a shareholder proposal to eliminate the company's
        discretion to vote unmarked proxy ballots.                                     X

2102-2 Always vote AGAINST a shareholder proposal to eliminate the company's discretion to vote unmarked proxy ballots.

SP-Equal Access to the Proxy (2110)
2110-1  Always vote FOR a shareholder proposal to provide equal access to the
        proxy materials for shareholders.                                              X

2110-2 Always vote AGAINST a shareholder proposal to provide equal access to the proxy materials for shareholders.

2110-3  Vote AGAINST IF the ballot will become open to shareholders' nominees.

2110-4  Vote AGAINST IF the change will allow shareholder statements.

SP-Improve Meeting Reports (2120)
2120-1  Always vote FOR a shareholder proposal to improve annual meeting reports.

2120-2  Always vote AGAINST a shareholder proposal to improve annual meeting
        reports.                                                                       X

SP-Change Annual Meeting Location (2130)
2130-1  Always vote FOR a shareholder proposal to change the annual meeting location.

2130-2  Always vote AGAINST a shareholder proposal to change the annual meeting
        location.                                                                      X

SP-Change Annual Meeting Date (2131)
2131-1  Always vote FOR a shareholder proposal to change the annual meeting date.

2131-2  Always vote AGAINST a shareholder proposal to change the annual meeting date.  X

SP-Board Inclusiveness (2201)                            ABSTAIN
2201-1  Always vote FOR a shareholder proposal asking the board to include more women and minorities as directors.

2201-2 Always vote AGAINST a shareholder proposal asking the board to include more women and minorities as directors.

SP-Increase Board Independence (2202)
2202-1  Always vote FOR a shareholder proposal seeking to increase board
        independence.                                                                  X

2202-2 Always vote AGAINST a shareholder proposal seeking to increase board independence.

SP-Director Tenure/Retirement Age (2203)
2203-1 Always vote FOR a shareholder proposal seeking to limit the period of time a director can serve by establishing a retirement or tenure policy.

2203-2  Always vote AGAINST a shareholder proposal seeking to limit the period
        of time a director can serve by establishing a retirement or tenure policy.    X

2203-3 Vote AGAINST IF the proposal seeks to establish a tenure policy shorter than XX years.

2203-4 Vote AGAINST IF the proposal seeks to establish a retirement age of more than XX years.

SP-Minimum Stock Ownership by Directors (2204)
2204-1  Always vote FOR a shareholder proposal to require minimum stock
        ownership by directors.                                                        X

2204-2 Always vote AGAINST a shareholder proposal to require minimum stock ownership by directors.

2204-3 Vote AGAINST IF the minimum level of ownership required is more than XX shares.

SP-Allow Union/Employee Representatives on the Board (2205)
2205-1 Always vote FOR a shareholder proposal that seeks to provide for union or employee representatives on the board of directors.

2205-2  Always vote AGAINST a shareholder proposal that seeks to provide for
        union or employee representatives on the board of directors.                   X

SP-Directors' Role in Corporate Strategy (2206)
2206-1 Always vote FOR a shareholder proposal seeking to increase disclosure regarding the board's role in the development and monitoring of the company's long-term strategic plan.

2206-2 Always vote AGAINST a shareholder proposal seeking to increase disclosure regarding the board's role in the development and monitoring of the company's long-term strategic plan.

SP-Increase Nominating Committee Independence (2210)
2210-1  Always vote FOR a shareholder proposal to increase the independence of
        the nominating committee.                                                      X

2210-2 Always vote AGAINST a shareholder proposal to increase the independence of the nominating committee.

SP-Create Nominating Committee (2211)
2211-1  Always vote FOR a shareholder proposal to create a nominating committee
        of the board.                                                                  X

2211-2 Always vote AGAINST a shareholder proposal to create a nominating committee of the board.

2211-3 Vote AGAINST IF the proposal includes no requirements on the number of independent directors required to serve on the committee.

SP-Create Shareholder Committee (2212)
2212-1  Always vote FOR a shareholder proposal urging the creation of a
        shareholder committee.                                                         X

2212-2 Always vote AGAINST a shareholder proposal urging the creation of a shareholder committee.

2212-3  Vote AGAINST IF the proposal is a binding bylaw amendment.

SP-Independent Board Chairman (2214)
2214-1  Always vote FOR a shareholder proposal asking that the chairman of the board of directors be chosen from among the ranks of the non-employee
        directors.                                                                     X

2214-2 Always vote AGAINST a shareholder proposal asking that the chairman of the board of directors be chosen from among the ranks of the non-employee directors.

SP-Lead Director (2215)
2215-1 Always vote FOR a shareholder proposal asking that a lead director be chosen from among the ranks of non-employee directors.

2215-2  Always vote AGAINST a shareholder proposal asking that a lead director
        be chosen from among the ranks of the non-employee directors.                  X

SP-Adopt Cumulative Voting (2220)
2220-1  Always vote FOR a shareholder proposal calling for the adoption of
        cumulative voting.                                                             X

2220-2 Always vote AGAINST a shareholder proposal calling for the adoption of cumulative voting.

SP-Require Nominee Statement in Proxy (2230)
2230-1 Always vote FOR a shareholder proposal to require directors to place a statement of candidacy in the proxy statement.

2230-2  Always vote AGAINST a shareholder proposal to require directors to
        place a statement of candidacy in the proxy statement.                         X

SP-Double Board Nominees (2231)
2231-1 Always vote FOR a shareholder proposal to nominate two director candidates for each open board seat.

2231-2  Always vote AGAINST a shareholder proposal to nominate two director
        candidates for each open board seat.                                           X

SP-Director Liability (2240)
2240-1  Always vote FOR a shareholder proposal to make directors liable for acts or omissions that constitute a breach of fiduciary care resulting
        from a director's gross negligence and/or reckless or willful neglect.         X

2240-2 Always vote AGAINST a shareholder proposal to make directors liable for acts or omissions that constitute a breach of fiduciary care resulting from a director's gross negligence and/or reckless or willful neglect.

SP-Repeal Classified Board (2300)
2300-1  Always vote FOR a shareholder proposal to repeal a classified board.           X

2300-2  Always vote AGAINST a shareholder proposal to repeal a classified board.

2300-3  Vote AGAINST IF the company does not have a shareholder rights plan
        (poison pill).

SP-Redeem or Vote on Poison Pill (2310)
2310-1  Always vote FOR a shareholder proposal asking the board to redeem or to
        allow shareholders to vote on a shareholder rights plan (poison pill).         X

2310-2  Always vote AGAINST a shareholder proposal asking the board to redeem or to allow shareholders to vote on a shareholder rights plan (poison pill).

2310-3  Vote AGAINST IF the proposal seeks to redeem the rights plan.

2310-4  Vote AGAINST IF the board has an independent majority.

2310-5  Vote AGAINST IF the proposal is binding rather than merely precatory
        (advisory).

2310-6  Vote AGAINST IF the pill does not contain a dead-hand provision.

2310-7  Vote AGAINST IF the company elects the entire board annually.

SP-Eliminate Supermajority Provision (2320)
2320-1 Always vote FOR a shareholder proposal that seeks to eliminate supermajority provisions.

2320-2  Always vote AGAINST a shareholder proposal that seeks to eliminate
        supermajority provisions.                                                      X

SP-Reduce Supermajority Provision (2321)
2321-1  Always vote FOR a shareholder proposal that seeks to reduce
        supermajority provisions.                                                      X

2321-2 Always vote AGAINST a shareholder proposal that seeks to reduce supermajority provisions.

SP-Repeal Fair Price Provision (2324)
2324-1 Always vote FOR a shareholder proposal that seeks to repeal fair price provisions.

2324-2  Always vote AGAINST a shareholder proposal that seeks to repeal fair
        price provisions.                                                              X

SP-Restore Right to Call a Special Meeting (2325)
2325-1  Always vote FOR a shareholder proposal to restore shareholders' right
        to call a special meeting.                                                     X

2325-2 Always vote AGAINST a shareholder proposal to restore shareholders' right to call a special meeting.

SP-Restore Right to Act by Written Consent (2326)
2326-1  Always vote FOR a shareholder proposal to restore shareholders' right
        to act by written consent.                                                     X

2326-2 Always vote AGAINST a shareholder proposal to restore shareholders' right to act by written consent.

SP-Prohibit Targeted Share Placement (2330)
2330-1  Always vote FOR a shareholder proposal to limit the board's discretion to issue targeted share placements or to require shareholder approval
        before such block placements can be made.                                      X

2330-2 Always vote AGAINST a shareholder proposal to limit the board's discretion to issue targeted share placements or to require shareholder approval before such block placements can be made.

SP-Opt Out of State Takeover Statute (2341)
2341-1  Always vote FOR a shareholder proposal seeking to force the company to
        opt out of a state takeover statutory provision.                               X

2341-2 Always vote AGAINST a shareholder proposal seeking to force the company to opt out of a state takeover statutory provision.

SP-Reincorporation (2342)
2342-1 Always vote FOR a shareholder proposal to reincorporate the company in another state.

2342-2 Always vote AGAINST a shareholder proposal to reincorporate the company in another state.

2342-3  Vote AGAINST IF the new state has stronger anti-takeover provisions.           X

SP-Adopt Anti-Greenmail Provision (2350)
2350-1  Always vote FOR a shareholder proposal to limit greenmail payments.            X

2320-2  Always vote AGAINST a shareholder proposal to limit greenmail payments.

SP-Restrict Executive Compensation (2400)
2400-1  Always vote FOR a shareholder proposal to restrict executive compensation.

2400-2 Always vote AGAINST a shareholder proposal to restrict executive compensation.

2400-3  Vote AGAINST IF the proposal limits executive pay without linking
        compensation to financial performance.                                         X

SP-Disclose Executive Compensation (2401)
2401-1 Always vote FOR a shareholder proposal to enhance the disclosure of executive compensation.

2401-2 Always vote AGAINST a shareholder proposal to enhance the disclosure of executive compensation.

2401-3  Vote AGAINST IF the proposal extends reporting to all executives paid
        more than $250,000.                                                            X

SP-Restrict Director Compensation (2402)
2402-1  Always vote FOR a shareholder proposal to restrict director compensation.

2402-2  Always vote AGAINST a shareholder proposal to restrict director compensation.  X

SP-Cap Executive Pay (2403)
2403-1  Always vote FOR a shareholder proposal to cap executive pay.

2403-2  Always vote AGAINST a shareholder proposal to cap executive pay.               X

SP-Pay Directors in Stock (2405)                         CASE-BY-CASE
2405-1  Always vote FOR a shareholder proposal calling for directors to be paid with company stock.

2405-2 Always vote AGAINST a shareholder proposal calling for directors to be paid with company stock.

2405-3 Vote AGAINST IF the resolution would require directors to receive their entire compensation in the form of company stock.

SP-Approve Executive Compensation (2406)
2406-1 Always vote FOR a shareholder proposal calling for shareholder votes on executive pay.

2406-2  Always vote AGAINST a shareholder proposal calling for shareholder
        votes on executive pay.                                                        X

SP-Restrict Director Pensions (2407)
2407-1  Always vote FOR a shareholder proposal calling for the termination of
        director retirement plans.                                                     X

2407-2 Always vote AGAINST a shareholder proposal calling for the termination of director retirement plans.

SP-Review/Report on/Link Executive Pay to Social Performance (2408)     ABSTAIN
2408-1  Always vote FOR a shareholder proposal that asks management to review, report on and/or link executive compensation to non-financial criteria, particularly social criteria.

2408-2 Always vote AGAINST a shareholder proposal that asks management to review, report on and/or link executive compensation to non-financial criteria, particularly social criteria.

2408-3 Vote AGAINST IF the resolution goes beyond the request for a review and/or report, and includes actual linkage of pay to social performance.

SP-No Repricing of Underwater Options (2409)
2409-1  Always vote FOR a shareholder proposal seeking shareholder approval to
        reprice or replace underwater stock options.                                   X

2409-2 Always vote AGAINST a shareholder proposal seeking shareholder approval to reprice or replace underwater stock options.

2409-3 Vote AGAINST IF the proposal seeking shareholder approval to reprice is binding.

SP-Golden Parachutes (2414)
2414-1  Always vote FOR a shareholder proposal calling for a ban or shareholder
        vote on future golden parachutes.                                              X

2414-2 Always vote AGAINST a shareholder proposal calling for a ban or shareholder vote on future golden parachutes.

2414-3 Vote FOR IF the current potential payout exceeds XX.XX times one or more of the executives' salary and bonus.

SP-Award Performance-Based Stock Options (2415)
2415-1  Always vote FOR a shareholder proposal seeking to award performance-
        based stock options.                                                           X

2415-2 Always vote AGAINST a shareholder proposal seeking to award performance-based stock options.

SP-Expense Stock Options (2416)
2416-1  Always vote FOR a shareholder proposal establishing a policy of expensing the costs of all future stock options issued by the company
        in the company's annual income statement.                                      X

2416-2 Always vote AGAINST a shareholder proposal establishing a policy of expensing the costs of all future stock options issued by the company in the company's annual income statement.

SP-Pension Fund Surplus (2417)
2417-1 Always vote FOR a shareholder proposal that requests future executive compensation be determined without regard to any pension fund income.

2417-2 Always vote AGAINST a shareholder proposal that requests future executive compensation be determined without regard to any pension fund income.

SP-Create Compensation Committee (2420)
2420-1  Always vote FOR a shareholder proposal to create a compensation committee.     X

2420-2 Always vote AGAINST a shareholder proposal to create a compensation committee.

SP-Hire Independent Compensation Consultant (2421)
2421-1  Always vote FOR a shareholder proposal to require that the compensation committee hire its own independent compensation consultants-separate from the compensation consultants working with corporate management-to
        assist with executive compensation issues.                                     X

2421-2 Always vote AGAINST a shareholder proposal to require that the compensation committee hire its own independent compensation consultants-separate from the compensation consultants working with corporate management-to assist with executive compensation issues.

SP-Increase Compensation Committee Independence (2422)
2422-1  Always vote FOR a shareholder proposal to increase the independence of
        the compensation committee.                                                    X

2422-2 Always vote AGAINST a shareholder proposal to increase the independence of the compensation committee.

SP-Increase Audit Committee Independence (2500)
2500-1  Always vote FOR a shareholder proposal to increase the independence of
        the audit committee.                                                           X

2500-2 Always vote AGAINST a shareholder proposal to increase the independence of the audit committee.

SP-Increase Key Committee Independence (2501)
2501-1  Always vote FOR a shareholder proposal to increase the independence of
        key committees.                                                                X

2501-2 Always vote AGAINST a shareholder proposal to increase the independence of key committees.

SOCIAL ISSUE PROPOSALS

SP-Develop/Report on Human Rights Policy (3000)                ABSTAIN
3000-1  Always vote FOR a shareholder proposal that asks the company to develop or report on human rights policies.

3000-2 Always vote AGAINST a shareholder proposal that asks the company to develop or report on human rights policies.

3000-3  Vote AGAINST IF the company does not operate in countries of concern.

SP-Review Operations' Impact on Local Groups (3005)                ABSTAIN
3005-1  Always vote FOR a shareholder proposal that asks the company to review its operations' impact on local groups.

3005-2 Always vote AGAINST a shareholder proposal that asks the company to review its operations' impact on local groups.

SP-Burma-Limit or End Operations (3030)                    ABSTAIN
3030-1  Always vote FOR a shareholder proposal that asks the company to limit or end operations in Burma.

3030-2 Always vote AGAINST a shareholder proposal that asks the company to limit or end operations in Burma.

3030-3 Vote AGAINST IF the company's operations are de minimus and do not involve oil or mining.

3030-4 Vote AGAINST IF the company does not contract directly with the Burmese government.

SP-Burma-Review Operations (3031)                        ABSTAIN
3031-1  Always vote FOR a shareholder proposal that asks management to review operations in Burma.

3031-2 Always vote AGAINST a shareholder proposal that asks management to review operations in Burma.

SP-China-No Use of Forced Labor (3040)                   ABSTAIN
3040-1  Always vote FOR a shareholder proposal that asks management to certify that company operations are free of forced labor.

3040-2 Always vote AGAINST a shareholder proposal that asks management to certify that company operations are free of forced labor.

SP-China-Adopt Code of Conduct (3041)                    ABSTAIN
3041-1  Always vote FOR a shareholder proposal that asks management to implement and/or increase activity on each of the principles of the
        U.S. Business Principles for Human Rights of Workers in China.

3041-2 Always vote AGAINST a shareholder proposal that asks management to implement and/or increase activity on each of the principles of the U.S. Business Principles for Human Rights of Workers in China.

3041-3  Vote AGAINST IF the company has de minimus operations involving China.

SP-Review Military Contracting Criteria (3100)                     ABSTAIN
3100-1  Always vote FOR a shareholder proposal that asks management to develop social, economic and ethical criteria that the company could use to determine the acceptability of military contracts and to govern the execution of the contracts.

3100-2 Always vote AGAINST a shareholder proposal that asks management to develop social, economic and ethical criteria that the company could use to determine the acceptability of military contracts and to govern the execution of the contracts.

3100-3 Vote AGAINST IF the company derives less than 50% of its revenues from military-related operations.

SP-Review Economic Conversion (3110)                         ABSTAIN
3110-1  Always vote FOR a shareholder proposal that asks management to create a plan for converting the company's facilities that are dependent on defense contracts toward production for commercial markets.

3110-2 Always vote AGAINST a shareholder proposal that asks management to create a plan for converting the company's facilities that are dependent on defense contracts toward production for commercial markets.

3110-3 Vote AGAINST IF the company derives less than 50% of its revenues from defense contracts.

SP-Review Space Weapons (3120)                             ABSTAIN
3120-1  Always vote FOR a shareholder proposal that asks management to report on the company's government contracts for the development of ballistic missile defense technologies and related space systems.

3120-2 Always vote AGAINST a shareholder proposal that asks management to report on the company's government contracts for the development of ballistic missile defense technologies and related space systems.


SP-Review Foreign Military Sales (3130)                         ABSTAIN
3130-1  Always vote FOR a shareholder proposal that asks management to report on the company's foreign military sales or foreign offset activities.

3130-2  Always vote AGAINST a shareholder proposal that asks management to report on the company's foreign military sales or foreign offset activities.

3130-3 Vote AGAINST IF all of the company's current weapons programs result in sales to both the U.S. and foreign governments, or to the U.S.
        government exclusively.

SP-Limit or End Nuclear Weapons Production (3150)                ABSTAIN
3150-1  Always vote FOR a shareholder proposal that asks management to limit or end nuclear weapons production.

3150-2 Always vote AGAINST a shareholder proposal that asks management to limit or end nuclear weapons production.

SP-Review Nuclear Weapons Production (3151)                    ABSTAIN
3151-1  Always vote FOR a shareholder proposal that asks management to review nuclear weapons production.

3151-2 Always vote AGAINST a shareholder proposal that asks management to review nuclear weapons production.

SP-Review Charitable Giving Policy (3210)                     ABSTAIN
3210-1  Always vote FOR a shareholder proposal that asks the company to establish shareholder-designated contribution programs.

3210-2 Always vote AGAINST a shareholder proposal that asks the company to establish shareholder-designated contribution programs.

3210-3 Vote AGAINST IF the company has a well-managed program or the proposal will be unduly burdensome.

SP-Limit or End Charitable Giving (3215)                    ABSTAIN
3215-1  Always vote FOR a shareholder proposal that asks the company to limit or end charitable giving.

3215-2 Always vote AGAINST a shareholder proposal that asks the company to limit or end charitable giving.

3215-3 Vote AGAINST IF the company's giving is not excessive or the proposal would end all giving.

SP-Review Political Spending (3220)                         ABSTAIN
3220-1  Always vote FOR a shareholder proposal that asks the company to increase disclosure of political spending and activities.

3220-2 Always vote AGAINST a shareholder proposal that asks the company to increase disclosure of political spending and activities.

3220-3 Vote AGAINST IF the information requested is already easily available or if compliance is costly.

SP-Limit or End Political Spending (3221)                     ABSTAIN
3221-1  Always vote FOR a shareholder proposal that asks the company to limit or end political spending.

3221-2 Always vote AGAINST a shareholder proposal that asks the company to limit or end political spending.

3221-3 Vote AGAINST IF the total contributions were less than $50,000 or the proposal would end all spending.

SP-Disclose Prior Government Service (3222)                     ABSTAIN
3222-1  Always vote FOR a shareholder proposal requesting disclosure of company executives' prior government service.

3222-2 Always vote AGAINST a shareholder proposal requesting disclosure of company executives' prior government service.

SP-Affirm Political Nonpartisanship (3224)                     ABSTAIN
3224-1  Always vote FOR a shareholder proposal requesting affirmation of political nonpartisanship.

3224-2 Always vote AGAINST a shareholder proposal requesting affirmation of political nonpartisanship.

SP-Review Tobacco Marketing (3300)                         ABSTAIN
3300-1  Always vote FOR a shareholder proposal that asks management to report on or change tobacco product marketing practices.

3300-2 Always vote AGAINST a shareholder proposal that asks management to report on or change tobacco product marketing practices.

3300-3 Vote AGAINST IF no relevant studies suggest the company's practices promote illegal sales to minors.

3300-4 Vote AGAINST IF the proposal deals with marketing to specific target groups.

3300-5  Vote AGAINST IF the proposal deals with marketing practices abroad.

3300-6  Vote AGAINST IF the proposal deals with criteria or codes for tobacco ads.

3300-7  Vote AGAINST IF the proposal calls for action beyond reporting.

SP-Sever Links with Tobacco Industry (3307)                     ABSTAIN
3307-1  Always vote FOR a shareholder proposal to sever links with the tobacco industry.

3307-2 Always vote AGAINST a shareholder proposal to sever links with the tobacco industry.

3307-3  Vote AGAINST IF the proposal is submitted to a tobacco company.

3307-4  Vote AGAINST IF the company is NOT a health care company.

3307-5  Vote AGAINST IF the company has retail outlets for tobacco products.

3307-6  Vote AGAINST IF the company provides products to the tobacco industry.

3307-7  Vote AGAINST IF the proposal concerns media outlets for tobacco advertising.

3307-8  Vote AGAINST IF the proposal concerns tobacco farmers.

SP-Review or Reduce Tobacco Harm to Health (3308)                 ABSTAIN
3308-1  Always vote FOR a shareholder proposal that asks the company to review or reduce tobacco harm to health.

3308-2 Always vote AGAINST a shareholder proposal that asks the company to review or reduce tobacco harm to health.

3308-3  Vote AGAINST IF the proposal concerns adoption of a no-smoking policy.

3308-4 Vote AGAINST IF the proposal concerns research or changes to product ingredients.

3308-5 Vote AGAINST IF the proposal concerns changes to package labeling and health warnings.

SP-Review or Promote Animal Welfare (3320)                     ABSTAIN
3320-1  Always vote FOR a shareholder proposal that asks management to review or promote animal welfare.

3320-2 Always vote AGAINST a shareholder proposal that asks management to review or promote animal welfare.

3320-3 Vote AGAINST IF the proposal calls for an end to consumer product safety tests with animals.

SP-Review Drug Pricing or Distribution (3340)                     ABSTAIN
3340-1  Always vote FOR a shareholder proposal that asks the company to report or take action on pharmaceutical drug pricing or distribution.

3340-2 Always vote AGAINST a shareholder proposal that asks the company to report or take action on pharmaceutical drug pricing or distribution.

3340-3  Vote AGAINST IF the proposal asks for more than a report.

3340-4  Vote AGAINST IF the proposal relates only to domestic pricing.

SP-Oppose Embryo/Fetal Destruction (3350)                    ABSTAIN
3350-1  Always vote FOR a shareholder proposal that asks the company to take action on embryo or fetal destruction.

3350-2 Always vote AGAINST a shareholder proposal that asks the company to take action on embryo or fetal destruction.

SP-Review Nuclear Facility/Waste (3400)                        ABSTAIN
3400-1  Always vote FOR a shareholder proposal that asks the company to review or report on nuclear facilities or nuclear waste.

3400-2 Always vote AGAINST a shareholder proposal that asks the company to review or report on nuclear facilities or nuclear waste.

3400-3  Vote AGAINST IF the proposal asks for action beyond reporting.

3400-4 Vote AGAINST IF the proposal asks for cessation of nuclear-related activities.

SP-Review Energy Efficiency & Renewables (3410)                ABSTAIN
3410-1  Always vote FOR a shareholder proposal that asks the company to review its reliance on nuclear and fossil fuels, its development or use of solar and wind power, or its energy efficiency.

3410-2 Always vote AGAINST a shareholder proposal that asks the company to review its reliance on nuclear and fossil fuels, its development or use of solar and wind power, or its energy efficiency.

3410-3  Vote AGAINST IF the proposal asks for more than a report.

SP-Endorse Ceres Principles (3420)                        ABSTAIN
3420-1  Always vote FOR a shareholder proposal that asks management to endorse the Ceres principles.

3420-2 Always vote AGAINST a shareholder proposal that asks management to endorse the Ceres principles.

3420-3 Vote AGAINST IF the company has well-established environmental management practices.

3420-4 Vote AGAINST IF the company has an average or better environmental performance record.

SP-Control Generation of Pollutants (3422)                    ABSTAIN
3422-1  Always vote FOR a shareholder proposal that asks the company to control generation of pollutant(s).

3422-2 Always vote AGAINST a shareholder proposal that asks the company to control generation of pollutant(s).

3422-3  Vote AGAINST IF the proposal asks for action beyond reporting.

3422-4 Vote AGAINST IF the company reports its emissions and plans to limit their future growth.

3422-5 Vote AGAINST IF the company reports its emissions and plans to reduce them from established levels.

SP-Report on Environmental Impact or Plans (3423)                 ABSTAIN
3423-1  Always vote FOR a shareholder proposal that asks the company to report on its environmental impact or plans.

3423-2 Always vote AGAINST a shareholder proposal that asks the company to report on its environmental impact or plans.

3423-3 Vote AGAINST IF management has issued a written statement beyond the legal minimum.

SP-Report or Take Action on Climate Change (3425)                 ABSTAIN
3425-1  Always vote FOR a shareholder proposal that asks management to report or take action on climate change.

3425-2 Always vote AGAINST a shareholder proposal that asks management to report or take action on climate change.

3425-3 Vote AGAINST IF management has issued a statement acknowledging a global warming threat.

3425-4 Vote AGAINST IF management acknowledges a global warming threat and has issued company policy.

3425-5 Vote AGAINST IF management has issued a statement and committed to targets and timetable.

3425-6  Vote AGAINST IF the company is not a major emitter of greenhouse gases.

SP-Review or Curb Bioengineering (3430)                     ABSTAIN
3430-1  Always vote FOR a shareholder proposal that asks management to report on, label or restrict sales of bioengineered products.

3430-2 Always vote AGAINST a shareholder proposal that asks management to report on, label or restrict sales of bioengineered products.

3430-3  Vote AGAINST IF the proposal asks for action beyond reporting.

3430-4 Vote AGAINST IF the proposal calls for a moratorium on sales of bioengineered products.

SP-Preserve/Report on Natural Habitat (3440)                    ABSTAIN
3440-1  Always vote FOR a shareholder proposal that asks the company to preserve natural habitat.

3440-2 Always vote AGAINST a shareholder proposal that asks the company to preserve natural habitat.

3440-3  Vote AGAINST IF the proposal asks for action beyond reporting.

3440-4  Vote AGAINST IF the proposal does not address a unique habitat.

SP-Review Developing Country Debt (3500)                    ABSTAIN
3500-1  Always vote FOR a shareholder proposal asking the company to review its developing country debt and lending criteria and to report to shareholders on its findings.

3500-2 Always vote AGAINST a shareholder proposal asking the company to review their developing country debt and lending criteria and to report to shareholders on its findings.

3500-3  Vote AGAINST IF the proposal asks for action beyond reporting.

SP-Review Social Impact of Financial Ventures (3503)                ABSTAIN
3503-1  Always vote FOR a shareholder proposal that requests a company to assess the environmental, public health, human rights, labor rights or other socioeconomic impacts of its credit decisions.

3503-2 Always vote AGAINST a shareholder proposal that requests a company to assess the environmental, public health, human rights, labor rights or other socioeconomic impacts of its credit decisions.

3503-3  Vote AGAINST IF the proposal asks for action beyond reporting.

SP-Review Fair Lending Policy (3520)                        ABSTAIN
3520-1  Always vote FOR a shareholder proposal requesting reports and/or reviews of plans and/or policies on fair lending practices.

3520-2 Always vote AGAINST a shareholder proposal requesting reports and/or reviews of plans and/or policies on fair lending practices.

SP-Review Plant Closings (3600)                             ABSTAIN
3600-1  Always vote FOR a shareholder proposal that asks the company to establish committees to consider issues related to facilities closure and relocation of work.

3600-2 Always vote AGAINST a shareholder proposal that asks the company to establish committees to consider issues related to facilities closure and relocation of work.

SP-Report on EEO (3610)                                ABSTAIN
3610-1  Always vote FOR a shareholder proposal that asks management to report on the company's affirmative action policies and programs, including releasing its EEO-1 forms and providing statistical data on specific positions within the company.

3610-2 Always vote AGAINST a shareholder proposal that asks management to report on the company's affirmative action policies and programs, including releasing its EEO-1 forms and providing statistical data on specific positions within the company.

3610-3  Vote AGAINST IF the company releases its EEO-1 reports.

3610-4 Vote AGAINST IF the company's EEO-1 reports and compliance record indicate it is average.

3610-5 Vote AGAINST IF the information indicates a well-established affirmative action program.

SP-Drop Sexual Orientation from EEO Policy (3614)                ABSTAIN
3614-1  Always vote FOR a shareholder proposal that asks management to drop sexual orientation from EEO policy.

3614-2 Always vote AGAINST a shareholder proposal that asks management to drop sexual orientation from EEO policy.

SP-Adopt Sexual Orientation Anti-Bias Policy (3615)                 ABSTAIN
3615-1  Always vote FOR a shareholder proposal that asks management to adopt a sexual orientation non-discrimination policy.

3615-2 Always vote AGAINST a shareholder proposal that asks management to adopt a sexual orientation non-discrimination policy.

SP-Review Mexican Work Force Conditions (3621)                 ABSTAIN
3621-1  Always vote FOR a shareholder proposal that asks management to report on or review Mexican operations.

3621-2 Always vote AGAINST a shareholder proposal that asks management to report on or review Mexican operations.

SP-Adopt Standards for Mexican Operation (3622)                 ABSTAIN
3622-1  Always vote FOR a shareholder proposal that asks management to adopt standards for Mexican operations.

3622-2 Always vote AGAINST a shareholder proposal that asks management to adopt standards for Mexican operations.

SP-Review or Implement MacBride Principles (3630)                 ABSTAIN
3630-1  Always vote FOR a shareholder proposal that asks management to review or implement the MacBride principles.

3630-2 Always vote AGAINST a shareholder proposal that asks management to review or implement the MacBride principles.

3630-3  Vote AGAINST IF no fair employment problems exist.

SP-Urge MacBride on Contractor/Franchisee (3632)                 ABSTAIN
3632-1  Always vote FOR a shareholder proposal that asks the company to encourage its contractors and franchisees to implement the MacBride principles.

3632-2 Always vote AGAINST a shareholder proposal that asks the company to encourage its contractors and franchisees to implement the MacBride principles.

3632-3  Vote AGAINST IF no fair employment problems exist at contractor/franchisee.

SP-Review Global Labor Practices (3680)                         ABSTAIN
3680-1  Always vote FOR a shareholder proposal that asks management to report on or review its global labor practices or those of their contractors.

3680-2  Always vote AGAINST a shareholder proposal that asks management to report on or review its global labor practices or those of their contractors.

3680-3 Vote AGAINST IF the company already reports publicly using a recognized standard.

3680-4  Vote AGAINST IF the resolution asks for more than a report.

SP-Monitor/Adopt ILO Conventions (3681)                     ABSTAIN
3681-1  Always vote FOR a shareholder proposal that asks management to adopt, implement or enforce a global workplace code of conduct based on the
        International Labor Organization's (ILO) core labor conventions.

3681-2 Always vote AGAINST a shareholder proposal that asks management to adopt, implement or enforce a global workplace code of conduct based on the International Labor Organization's (ILO) core labor conventions.

3681-3  Vote AGAINST IF the proposal asks the company to use third-party monitors.

3681-4  Vote AGAINST IF the company has a reasonable code and monitoring system.

SP-Report on Sustainability (3700)                            ABSTAIN
3700-1  Always vote FOR a shareholder proposal requesting reports on sustainability.

3700-2 Always vote AGAINST a shareholder proposal requesting reports on sustainability.

3700-3  Always vote AGAINST IF the company has already issued a report in GRI format.